FOR RELEASE FEBRUARY 4, 2011 at 4:05 p.m. ET

Palatin Technologies Listing Compliance Plan Accepted by NYSE Amex

CRANBURY, NJ – February 4, 2011 – Palatin Technologies, Inc. (NYSE Amex: PTN) reported that its exchange listing compliance plan has been accepted by the NYSE Amex. Palatin has been granted an extension until May 26, 2011 to regain compliance with stockholders’ equity requirements under Section 1003(a)(iii) of the NYSE Amex Company Guide and until February 28, 2011 to regain compliance with financial condition continued listing requirements under Section 1003(a)(iv).

On November 23, 2010, Palatin received notice from the NYSE Amex staff indicating that it was below certain continued listing requirements due to stockholders’ equity of less than $6,000,000 with losses in its five most recent fiscal years, as set forth in Section 1003(a)(iii) of the NYSE Amex Company Guide, and also due to impaired financial condition, as set forth in Section 1003(a)(iv).

Palatin submitted a plan for regaining compliance to the NYSE Amex on December 23, 2010.  On January 31, 2011 the NYSE Amex notified Palatin that it accepted the plan for regaining compliance, and granted extensions to regain compliance with continued listing standards.  Palatin will be subject to periodic review by NYSE Amex staff during the extension period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension periods could result in Palatin being delisted from the NYSE Amex.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company dedicated to the development of peptide, peptide mimetic and small molecule agonists with a focus on melanocortin and natriuretic peptide receptor systems. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin Technologies’ website at www.palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about regaining compliance with exchange listing requirements, the financial ability to conduct planned or projected clinical trials,  future financings and other future expectations of Palatin Technologies, Inc., are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements.  Palatin’s actual results may differ materially from

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those discussed in the forward-looking statements for reasons including, but not limited to, availability of financing on acceptable terms, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products,  and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:                                                             Palatin Technologies Media Inquiries:
Stephen T. Wills, CPA, MST                                                                               Carney Noensie, Burns McClellan
EVP-Operations / Chief Financial Officer                                                                   Vice President, Investor Relations
Tel:(609) 495-2200/info@palatin.com                                                                          Tel:(212) 213-0006/cnoensie@burnsmc.com

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